EXHIBIT 99.1

[Silicon Letterhead]

FOR INFORMATION CONTACT:
Andrew Pascal, CEO (Analysts)               Investor Relations
(650) 842-9000                              (650) 842-9009

FOR IMMEDIATE RELEASE

                     SILICON GAMING ANNOUNCES EXCHANGE OFFER

     PALO ALTO, California, April 21, 2000 -- Silicon Gaming, Inc. (OTC Bulletin
Board: SGIC.OB) announced today that it has commenced an exchange offer relating to the financial restructuring completed in November 1999. The exchange offer expires at 5:00 P.M. New York City time on May 19, 2000, unless extended.

Under the exchange offer participating shareholders may exchange each share of common stock they hold for a unit consisting of one share of common stock and a warrant (an "Exchange Warrant") to purchase 3.59662 shares of common stock. Participating shareholders will not be required to tender their physical share certificates. Rather, shares of common stock will remain outstanding and the participating shareholders will receive the Exchange Warrants in addition to the shares of common stock they will continue to hold. Participating shareholders will only be required to tender an election notice.

Shareholders who elect to participate must tender their election notices prior to the expiration of the exchange offer. Beneficial holders whose shares of common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that person or entity if they desire to tender an election notice. Tenders of election notices may be withdrawn at any time prior to the expiration date of the exchange offer. After the expiration date, all tenders are irrevocable. The Company's obligation to consummate the exchange offer is subject to several conditions.

The exercise price of the Exchange Warrants is $0.1528 per share. The Exchange Warrants are not exercisable for the first twelve months after their issuance and will terminate four years from their issuance, if not otherwise terminated prior to that time. If the share price of the Company's common stock, as reported on the Nasdaq National Market or a national securities exchange, exceeds $0.2346 per share for twenty consecutive trading days, the holders of the Exchange Warrants would have 180 days to exercise the Exchange Warrants or they would automatically expire. This provision is not effective while the common stock is trading on the OTC Bulletin Board or during the first two years following issuance of the Exchange Warrants

The maximum number of Exchange Warrants to be issued is 15,288,169. If all Exchange Warrants are issued they could be exercised for, in the aggregate, 54,985,734 shares of common stock. Currently, there is no market for the Exchange Warrants and the Company does not intend to register the Exchange Warrants or file an application for the Exchange Warrants on any securities exchange.
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EquiServe  Trust  Company,  N.A.,  the Company's  transfer  agent,  is acting as exchange agent in the exchange offer, and will also act as warrant agent. Georgeson Shareholder Communications, Inc. is acting as information agent in the exchange offer. Shareholders may contact the information agent at (800) 223-2064, or collect at (212) 440-9800, for information about tendering Election Notices.

Silicon Gaming, Inc. is an industry leader in the design and manufacture of slot machines such as the Odyssey(R) and Quest(TM), which feature such innovative games as Banana-Rama Deluxe, Eureka, Strike-It-Rich, Vacation, Lucky-Draw, TopHat 21 and Phantom Belle Poker. Headquartered in Palo Alto, California, the Company is traded on the OTC Electronic Bulletin Board as SGIC.OB.

                           FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements that involve risks and uncertainties. These are statements about future events, results of operation, business plans and other matters. The Company's actual results may differ materially from the results discussed in the forward-looking statements based on various factors and risks, including those identified in the Company's Form 10-K for the year ended December 31, 1999. We use words such as "expect", "anticipate", "intend" or other similar words to identify forward looking statements. These statements are made based on our current knowledge and understanding. However, there can be no assurances as to whether or not actual results will be consistent with these statements. We have no obligation to update the forward-looking statements made in this press release.

  For more information on Silicon Gaming, Inc., visit the Company's website at
                          http://www.silicongaming.com